UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37656	47-4452789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street

New York, New York 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant's telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 21, 2015, Sequential Brands Group, Inc. (“Sequential”) issued a press release providing updated full year 2015 financial projections following the completion of the merger with Martha Stewart Living Omnimedia and providing 2016 financial projections. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

As noted in the press release, Sequential has provided certain non–U.S. generally accepted accounting principles (“GAAP”) financial measures and a reconciliation of the non–U.S. GAAP measures to U.S. GAAP measures. Sequential believes these non-U.S. GAAP financial measures provide useful information to investors because they allow for a more direct understanding of Sequential’s business. Readers should consider non–U.S. GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

The information contained herein and in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Sequential Brands Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name:	Gary Klein
Title:	Chief Financial Officer

Dated: December 21, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Sequential Brands Group, Inc.